Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-171430, 333-171213, 333-147571 and 333-129192) and S-8 (Nos. 333-168676, 333-161173, 333-156149, 333-141373, 333-129861, 333-117273, 333-106946, 333-106436, 333-91276, 333-76636, 333-69722, 333-40466, 333-95007) of Caliper Life Sciences, Inc. of our report dated June 25, 2010 relating to the financial statements of Cambridge Research Instrumentation, Inc., which appears in this Amendment No. 1 to Current Report on Form 8-K of Caliper Life Sciences, Inc. dated February 10, 2011.

/s/ PricewaterhouseCoopers LLP

February 10, 2011

Boston, Massachusetts